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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
Miller Exploration Company
Traverse City, Michigan

We hereby consent to the references to our firm (previously S.A. Holditch & Associates) and to our reserve estimates contained in the second amendment to the Annual Report on Form 10-K of Miller Exploration Company for the year ended December 31, 1999. Our estimates of the proved reserves of Miller Exploration Company are contained in our report entitled "Miller Exploration Company, A Reserve and Economic Evaluation of Certain Oil and Gas Interests in 18 Antrim Shale Gas Projects. As of January 1, 1999". We hereby consent to the incorporation by reference of our estimates contained in the Annual Report on Form 10-K into Miller Exploration Company's Registration Statement on Forms S-8 (Nos. 333-70247, 333-70249, and 333-70251).

                             Holditch-Reservoir Technologies Consulting Services



                             By:   /s/ Chuck Boyer
                                ------------------------------------------------

                             Its:  Operations Manager - Eastern U.S.
                                ------------------------------------------------

Pittsburgh, Pennsylvania
November 9, 2000